Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER AND FISCAL YEAR ENDED MARCH 31, 2012;
ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Company Reports Quarterly Revenue Growth of 33%, Contract Value Growth of 31%, and Member
Renewal Rate of 92%; Announces New Program

WASHINGTON, D.C. — (May 2, 2012) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended March 31, 2012, which is the fourth quarter of the 2012 fiscal year. Revenue for the quarter increased 32.9% to $100.5 million, from $75.6 million for the quarter ended March 31, 2011. Contract value increased 30.9% to $398.3 million as of March 31, 2012, up from $304.3 million as of March 31, 2011. For the quarter ended March 31, 2012, net income was $8.2 million, or $0.46 per diluted share, compared to net income of $5.1 million, or $0.30 per diluted share, for the quarter ended March 31, 2011. For the quarter ended March 31, 2012, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA, all of which are non-GAAP financial measures, were $11.1 million, $0.62, and $19.8 million, respectively.  For the quarter ended March 31, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $7.3 million, $0.43, and $11.8 million, respectively.

For the fiscal year ended March 31, 2012, revenue increased 30.7% to $370.3 million, from $283.4 million for the fiscal year ended March 31, 2011. Net income was $25.3 million, or $1.46 per diluted share, for the fiscal year ended March 31, 2012, compared to net income of $18.5 million, or $1.13 per diluted share, for the prior fiscal year. For the fiscal year ended March 31, 2012, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $39.4 million, $2.27, and $70.3 million, respectively.  For the fiscal year ended March 31, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $27.9 million, $1.70, and $47.3 million, respectively.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are pleased to have closed the quarter and the fiscal year with strong performance and to see last year’s trends continuing into this year, with 33% revenue growth for the quarter and 31% contract value growth over last year at this time.  Our 92% renewal rate is the highest in our history and illustrates both the value we provide to our growing membership of 3,726 institutions and the deep connection they have to our products and services.”

Mr. Musslewhite continued, “I am excited to announce today the launch of our Continuing and Online Education Program, our fifth higher education program.  With an increase in nontraditional student enrollments and rising interest in the revenue potential of continuing and online instruction, academic leaders are turning greater attention to these programs.  At the same, administrators struggle with concerns about quality, the potential volatility of online program demand, and the best structure for such efforts within the larger institution.  The Continuing and Online Education Program is a renewable research program that provides best practice research, peer networking, and benchmarking tools to help university leaders address these key issues for this new and important component of university education.  The program is off to a great start, and we are confident that it will provide outstanding value to members.”

Sale of OptiLink

As previously reported, on January 20, 2012, the Company sold substantially all of the assets of its OptiLink business to Kronos Incorporated for cash. The OptiLink business, which is headquartered in a suburb of Portland, Oregon and had approximately 35 employees, generated approximately $6.4 million in revenue, and $0.7 million in income from operations for calendar year 2011. The Company recorded a pre-tax gain on the transaction of approximately $3.5 million in the quarter ended March 31, 2012.

Two-for-one Stock Split

On May 1, 2012, the Company’s Board of Directors approved a two-for-one stock split of the Company’s common stock to be effected in the form of a stock dividend. On June 18, 2012, each stockholder of record will receive one additional share of common stock for each share of common stock owned at the close of business (Eastern Time) on May 31, 2012. Upon completion of the stock split, the number of outstanding shares of the Company’s common stock will double to approximately 34 million shares. The stock split will not have an impact on the Company’s consolidated financial position or results of operations. The share and per share information in this release has not been adjusted to reflect the stock split. Additional information about the stock split will be posted on the Company’s website at www.advisoryboardcompany.com/IR.

Outlook for Calendar Year 2012

The Company reaffirmed its previously announced calendar year 2012 guidance for revenue, adjusted EBITDA, and non-GAAP earnings per diluted share. For calendar year 2012, the Company expects revenue to be in a range of approximately $420 million to $430 million, adjusted EBITDA to be in a range of approximately $77 million to $82 million, and non-GAAP earnings per diluted share to be in a range of approximately $2.40 to $2.60.  For calendar year 2012, the Company expects share-based compensation expense to be approximately $13.5 million, and amortization of acquisition-related intangible assets to be approximately $5 million.  For calendar year 2012, the Company expects an effective tax rate in a range of approximately 38.0% to 38.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company defines its non-GAAP financial measures as described below.

The term “adjusted EBITDA” refers to a financial measure that we define as net income before provision for income taxes; other income, net, which includes interest income, gains and losses on investment in common stock warrants, and foreign currency losses and gains; depreciation and amortization; amortization of intangibles (included in Cost of Services); equity in loss of unconsolidated entity; gain on sale of discontinued operations, net of tax; loss/income from discontinued operations; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; and share-based compensation expense. The term “adjusted net income” refers to net income excluding equity in loss of unconsolidated entity; and the net-of-tax effect of gain on sale of discontinued operations; loss/income from discontinued operations; amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; gains and losses on investment in common stock warrants; and share-based compensation expense. The term “non-GAAP earnings per diluted share” refers to earnings per diluted share excluding equity in loss of unconsolidated entity; and the net-of-tax effect of gain on sale of discontinued operations; loss/income from discontinued operations; amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; gains and losses on investment in common stock warrants; and share-based compensation expense.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted non-GAAP earnings per diluted share or forecasted adjusted EBITDA to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures; including fair value adjustments to acquisition-related earn out liabilities and gains/losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net income	$8,167	$5,113	$25,293	$18,524
Equity in loss of unconsolidated entity	728	—	1,337	—
Gain on sale of discontinued operations, net of tax	(2,155)	—	(2,155)	—
Provision for income taxes from continuing operations	4,266	2,364	15,203	9,691
Discontinued operations, net of tax	45	(111)	(286)	(444)
Other income, net (1)	(164)	(588)	(3,034)	(1,866)
Depreciation and amortization	2,730	1,682	9,033	5,971
Amortization of intangibles (included in cost of services)	1,266	1,148	5,623	4,721
Acquisition and similar transaction charges	—	408	648	408
Fair value adjustments to acquisition-related earn out liabilities	1,378	—	6,678	1,500
Share-based compensation expense	3,525	1,813	11,987	8,792

Adjusted EBITDA	$19,786	$11,829	$70,327	$47,297

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012		2011
Net income	$8,167	$5,113	$25,293		$18,524
Equity in loss of unconsolidated entity	728	—	1,337		—
Gain on sale of discontinued operations, net of tax	(2,155)	—	(2,155)		—
Discontinued operations, net of tax	45	(111)	(286)		(444)
Amortization of acquisition-related intangibles, net of tax	858	772	3,502		2,921
Acquisition and similar transaction charges, net of tax	—	277	405		277
Fair value adjustments to acquisition-related earn out liabilities, net of tax	846	—	4,163		963
Loss/Gain on investment in common stock warrants, net of tax	400	—	(263)		—
Share-based compensation, net of tax	2,164	1,231	7,388		5,705

Adjusted net income	$11,053	$7,282	$39,384		$27,946

	Three Months Ended		Year Ended
	March 31,			March 31,

	2012	2011	2012		2011

GAAP earnings per diluted share	$0.46	$0.30	$1.46		$1.13
Equity in loss of unconsolidated entity	0.04	—	0.08		—
Gain on sale of discontinued operations, net of tax	(0.12)	—	(0.12)		—
Discontinued operations, net of tax	—	(0.01)	(0.02)		(0.03)
Amortization of acquisition-related intangibles, net of tax	0.05	0.05	0.20		0.18
Acquisition and similar transaction charges, net of tax	—	0.02	0.02		0.02
Fair value adjustments to acquisition-related earn out liabilities, net of tax	0.05	—	0.24		0.06
Loss/Gain on investment in common stock warrants, net of tax	0.02	—	(0.01)		—
Share-based compensation, net of tax	0.12	0.07	0.42		0.34

Non-GAAP earnings per diluted share	$0.62	$0.43	$2.27		$1.70

(1)	Other income, net includes interest income of $0.7 million and $0.5 million for the three months ended March 31, 2012 and 2011, respectively, and $2.4 million and $1.7 million for the fiscal years ended March 31, 2012 and 2011, respectively. Other income, net also includes a foreign currency gain of $0.1 million for each of the three months ended March 31, 2012 and 2011. Other income, net includes a foreign currency gain of $0.2 million for each of the fiscal years ended March 31, 2012 and 2011. Other income, net also includes a loss on investment in common stock warrants of $0.7 million for the three months ended March 31, 2012 and a gain on investment in common stock warrants of $0.4 million for the fiscal year ended March 31, 2012.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its fourth quarter performance this evening, May 2, 2012, at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s website at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 800.599.9829 and the access code is 29964430. Participants are advised to dial in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:00 p.m. Eastern Time on Wednesday, May 2, until 11:00 p.m. Eastern Time on Wednesday, May 9, 2012.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 125,000 leaders in 3,700 organizations across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, http://www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, non-GAAP earnings per diluted share, adjusted EBITDA, share-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2012 are based on information available to the Company as of May 2, 2012, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and subsequent reports filed with the Securities and Exchange Commission, all of which are available for review on the Company’s website at www.advisoryboardcompany.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2012, which will be filed with the Securities and Exchange Commission in May 2012.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Twelve Months Ended		Selected
	March 31,		Growth	March 31,		Growth
	2012	2011	Rates	2012	2011	Rates
Statements of Income
Revenue	$100,483	$75,583	32.9%	$370,345	$283,439	30.7%

Cost of services (1) (2) (3)	54,963	40,001		203,187	149,043
Member relations and marketing (1)	19,105	16,519		73,875	64,295
General and administrative (1)	12,798	10,603		47,892	38,225
Depreciation and amortization	2,730	1,682		9,033	5,971
Operating income	10,887	6,778		36,358	25,905
Other income, net (4)	164	588		3,034	1,866

Income from continuing operations before provision for income taxes and equity in loss
of unconsolidated entity	11,051	7,366		39,392	27,771
Provision for income taxes	(4,266)	(2,364)		(15,203)	(9,691)
Equity in loss of unconsolidated entity	(728)	-		(1,337)	-

Net income from continuing operations	6,057	5,002		22,852	18,080
Discontinued operations:
(Loss)/income from discontinued operations, net of tax	(45)	111		286	444
Gain on sale of discontinued operations, net of tax	2,155	—		2,155	—

Net income from discontinued operations	2,110	111		2,441	444
Net income	$8,167	$5,113	59.7%	$25,293	$18,524	36.5%

Earnings per share — Basic
Net income from continuing operations	$0.36	$0.31		$1.39	$1.15
Net income from discontinued operations	$0.13	$0.01		$0.15	$0.03

Net income per share — Basic	$0.49	$0.32		$1.54	$1.18
Earnings per share — Diluted
Net income from continuing operations	$0.34	$0.29		$1.32	$1.10
Net income from discontinued operations	$0.12	$0.01		$0.14	$0.03

Net income per share — Diluted	$0.46	$0.30	53.3%	$1.46	$1.13	29.2%
Weighted average common shares outstanding
Basic	16,726	16,088		16,404	15,733
Diluted	17,771	16,766		17,330	16,415
Contract Value (at end of period) (5)	$398,313	$304,299	30.9%
Percentages of Revenues
Cost of services (1) (2) (3)	54.7%	52.9%		54.9%	52.6%
Member relations and marketing (1)	19.0%	21.9%		19.9%	22.7%
General and administrative (1)	12.7%	14.0%		12.9%	13.5%
Depreciation and amortization	2.7%	2.2%		2.4%	2.1%
Operating income	10.8%	9.0%		9.8%	9.1%
Net income	8.1%	6.8%		6.8%	6.5%

(1)
During the three months ended March 31, 2012 and 2011, the Company recognized approximately $0.9 million and $0.6 million in cost of services, approximately $0.6 million and $0.3 million in member relations and marketing, and approximately $2.1 million and $1.0 million in general and administrative expense for share-based compensation. During the twelve months ended March 31, 2012 and 2011, the Company recognized approximately $3.2 million and $2.6 million in cost of services, approximately $2.2 million and $1.8 million in member relations and marketing, and approximately $6.4 million and $4.5 million in general and administrative expense for share-based compensation. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

(2)
During the three months ended March 31, 2012 and 2011, the Company recognized approximately $1.4 million and $0 in cost of services relating to fair value adjustments of acquisition-related earn out liabilities. During the twelve months ended March 31, 2012 and 2011, the Company recognized $6.7 million and $1.5 million in cost of services relating to fair value adjustments of acquisition-related earn out liabilities.

(3)
During the three months ended March 31, 2012 and 2011, the Company recognized $1.3 million and $1.1 million of amortization expense of intangible assets in cost of services. During the twelve months ended March 31, 2012 and 2011, the Company recognized $5.6 million and $4.7 million of amortization expense of intangible assets in cost of services.

(4)
During the three and twelve months ended March 31, 2012, the Company recognized a $0.4 million loss and $0.7 million gain, respectively, on an investment in common stock warrants. The Company has recorded this gain in other income, net. There was no such gain during the three and twelve months ended March 31, 2011.

(5)	Contract value as of March 31, 2011 excludes $5.8 million from discontinued operations.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,642	$30,378
Marketable securities	4,823	—
Membership fees receivable, net	288,784	176,558
Prepaid expenses and other current assets	6,705	7,069
Deferred income taxes, net	7,255	5,894
Total current assets	368,209	219,899
Property and equipment, net	49,653	29,491
Intangible assets, net	19,384	15,995
Goodwill	74,235	61,729
Deferred incentive compensation and other charges	53,369	46,226
Deferred income taxes, net of current portion	7,655	9,646
Investment in unconsolidated entity	8,662	—
Other non-current assets	9,000	11,500
Marketable securities	122,621	86,179
Assets of discontinued operations	—	10,523
Total assets	$712,788	$491,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$313,958	$220,612
Accounts payable and accrued liabilities	57,529	51,957
Accrued incentive compensation	18,691	13,283
Total current liabilities	390,178	285,852
Long-term deferred revenues	85,698	42,139
Other long-term liabilities	19,865	11,015
Liabilities of discontinued operations	—	3,590
Total liabilities	495,741	342,596

Stockholders’ equity:
Common stock	235	225
Additional paid-in capital	315,648	267,242
Retained earnings	189,742	164,449
Accumulated elements of comprehensive income	1,206	(120)
Treasury stock	(289,784)	(283,204)
Total stockholders’ equity	217,047	148,592

Total liabilities and stockholders’ equity	$712,788	$491,188

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$25,293	$18,524
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	9,033	5,971
Amortization of intangible assets	5,623	4,723
Deferred income taxes	(85)	(1,511)
Excess tax benefits from stock-based payments	(7,593)	(2,569)
Stock-based compensation expense	11,986	8,792
Amortization of marketable securities premiums	1,295	741
Gain on sale of discontinued operations	(3,510)	—
Gain on investment in common stock warrants	(450)	—
Equity in loss of unconsolidated entity	1,337	—
Changes in operating assets and liabilities:
Member fees receivable	(111,403)	(32,346)
Prepaid expenses and other current assets	386	(3,339)
Deferred incentive compensation and other charges	(7,143)	(8,663)
Deferred revenues	139,479	56,310
Accounts payable and accrued liabilities	17,564	9,573
Accrued incentive compensation	5,082	394
Other long-term liabilities	5,950	(6,131)

Net cash flows provided by operating activities	92,844	50,469

Cash flows from investing activities:
Purchases of property and equipment	(29,194)	(10,317)
Capitalized software development costs	(2,825)	(2,012)
Cash paid for acquisitions, net of cash acquired	(17,694)	(42,605)
Proceeds from sale of discontinued operations, net of selling costs	7,803	—
Redemption of marketable securities	25,480	26,080
Purchases of marketable securities	(65,990)	(63,083)
Other investing activities	(10,000)	—
Net cash flows used in investing activities	(92,420)	(91,937)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	31,026	17,770
Repurchase of shares to satisfy minimum employee tax withholding	(2,421)	(1,628)
Proceeds on issuance of stock under employee stock purchase plan	222	191
Excess tax benefits from share-based compensation arrangements	7,593	2,569
Purchases of treasury stock	(6,580)	(8,294)
Net cash flows provided by financing activities	29,840	10,608

Net increase (decrease) in cash and cash equivalents	30,264	(30,860)
Cash and cash equivalents, beginning of period	30,378	61,238
Cash and cash equivalents, end of period	$60,642	$30,378